[Logo of Alcatel]                            [Logo of Lucent Technologies, Inc.]





                                                                   PRESS RELEASE



    ALCATEL AND LUCENT RECEIVE CFIUS APPROVAL TO PROCEED WITH PROPOSED MERGER


PARIS AND MURRAY HILL, N.J., NOVEMBER 17, 2006 - Alcatel (Paris: CGEP.PA and
NYSE: ALA) and Lucent Technologies (NYSE: LU) today announced that they have received approval from the Committee on Foreign Investment in the United States (CFIUS), under provisions of the Exon-Florio amendment, to proceed with their proposed merger transaction. Alcatel and Lucent submitted a voluntary notice of the merger to CFIUS in August 2006. CFIUS prepared a recommendation on the merger transaction to the President of the United States in the final phase of the approval process and the President has accepted the CFIUS recommendation that he not suspend or prohibit the proposed merger transaction, provided that, in time periods specified, the companies execute a National Security Agreement and Special Security Agreement to which they have agreed with U.S. Government agencies. Alcatel and Lucent will execute within the specified time periods the National Security Agreement and Special Security Agreement to which they have previously agreed with U.S. Government agencies.

The companies are moving quickly to finalize the transaction and expect to complete the merger on November 30, 2006, which is within the six-to twelve-month timeframe originally announced April 2, 2006.

ABOUT ALCATEL
Alcatel provides communications solutions to telecommunication carriers, Internet service providers and enterprises for delivery of voice, data and video applications to their customers or employees. Alcatel brings its leading position in fixed and mobile broadband networks, applications and services, to help its partners and customers build a user-centric broadband world. With sales of EURO 13.1 billion and 58,000 employees in 2005, Alcatel operates in more than 130 countries. For more information, visit Alcatel on the Internet: http://www.alcatel.com

ALCATEL PRESS CONTACTS
Regine Coqueran    Tel :+ 33 (0)1 40 76 49 24      regine.coqueran@alcatel.com

ALCATEL INVESTOR RELATIONS
Pascal Bantegnie   Tel: +33 (0)1 40 76 52 20       pascal.bantegnie@alcatel.com
Maria Alcon        Tel: +33 (0)1 40 76 15 17       maria.alcon@alcatel.com
Charlotte Laurent-Ottomane Tel: +1 703 668 7016    charlotte.laurent
                                                   -ottomane@alcatel.com


ABOUT LUCENT
Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent's customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.

LUCENT PRESS CONTACTS
Joan Campion     +1 908-582-5832 (office)        joancampion@lucent.com
                 + 1201-761-9384 (mobile)

MaryLou Ambrus   + 1908-582-8501 (office)        mambrus@lucent.com
                 + 1908-239-6654 (mobile)

LUCENT INVESTOR RELATIONS
John DeBono      + 1908-582-7793 (office)        debono@lucent.com

Dina Fede        +1 908-582-0366 (office)        fede@lucent.com



This news release contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's, Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005, March 31, 2006 and June 30, 2006, and Lucent's proxy statement dated August 7, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005, as amended as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, each of Lucent and Alcatel disclaims any intention or obligation to update any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.